UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2009

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 30, 2009, Landry’s Restaurants, Inc. (the "Company") announced that it has extended the expiration dates of the previously announced cash tender offers and consent solicitations for its outstanding 9.5% Senior Notes due 2014 (CUSIP No. 51508LAC7) (the "9.5% Notes") and 7.5% Senior Notes due 2014 (CUSIP Nos. 51508LAA1 and 51508LAB9) (the "7.5% Notes" and, together with the 9.5% Notes, the "Notes"). The tender offers and consent solicitations will now expire at 5:00 p.m., New York City time, on February 5, 2009, unless terminated or further extended.

As of 5:00 p.m., New York City time, on January 29, 2009, tenders and consents had been received with respect to $392,148,000 aggregate principal amount of the 9.5% Notes, representing approximately 99.1% of the outstanding 9.5% Notes, and $3,386,000 aggregate principal amount of the 7.5% Notes, representing approximately 78.1% of the outstanding 7.5% Notes.

The Company previously announced that it had executed supplemental indentures with U.S. Bank National Association, as Trustee, containing the proposed amendments to the indentures for the Notes. Accordingly, tendered Notes may no longer be withdrawn and consents provided may no longer be revoked, unless the tender offers are terminated by the Company without any Notes being purchased thereunder. The supplemental indentures will become operative on the payment date for the Notes..

The press release announcing the extensions of the tender offers is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No. Description

99.1 Press release dated January 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

January 30, 2009	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 30, 2009